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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 33-95792, 33-99858, 333-18235 and 333-49359),
Form S-8/S-3 (File Nos. 333-05087 and 333-34687) and Form S-8 (File
No. 333-05141, 333-62887 and 333-55986) of CenterPoint Properties Trust of our report dated February 22, 2001 relating to the financial statements and financial statement schedules which appear in this Form 10-K. We also consent to the incorporation by reference of our report dated February 22, 2001 relating to the financial statement schedules, which appears in this Form 10-K.

                                          PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
March 15, 2001

                                      F-37